UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2005

Education Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32417	201352180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

530 OAK COURT DRIVE, SUITE 300, MEMPHIS, Tennessee		38117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-259-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2005, Education Realty Operating Partnership, LP, a Delaware limited partnership (the "Company"), which is the operating partnership subsidiary of Education Realty Trust, Inc., a Maryland corporation, entered into a Contribution Agreement with Place Properties, L.P., a Tennessee limited partnership ("Place"), and Place Mezz Borrower, LLC, an affiliate of Place, to acquire a portfolio of 13 student housing properties (the "Contribution Agreement"). The properties are located in six states and include a total of 5,894 beds. Under the terms of the Contribution Agreement, the Company will acquire the properties for $195.0 million, consisting of (i) approximately $64,570,000 in cash, (ii) issuance of limited partnership units having a value of $500,000, (iii) assumption of approximately $98,660,000 in loans encumbering nine of the acquired properties and carrying an interest rate of approximately 6.4%, and (iv) assumption and defeasance with cash of loans totaling approximately $31,270,000. The closing of the transaction is subject to conditions specified in the Contribution Agreement, including the execution of the lease agreement discussed below, the approval by the existing lender of the assumption of approximately $98,660,000 in loans and the receipt by the Company of third-party financing acceptable to it in its sole discretion.

The properties to be acquired pursuant to the Contribution Agreement are:

• Clayton Place I and II, with a total of 854 beds serving Clayton College and State University in Morrow, Georgia (in metropolitan Atlanta);

• Statesboro Place, a 528-bed community serving Georgia Southern University in Statesboro, Georgia;

• Jacksonville Place, a 504-bed community serving Jacksonville State University in Jacksonville, Alabama;

• River Place, a 504-bed community serving the State University of West Georgia in Carrollton, Georgia;

• Western Place, a 504-bed community serving Western Kentucky University in Bowling Green, Kentucky;

• Berkeley Place, a 480-bed community serving Clemson University in Clemson, South Carolina;

• Murray Place, a 408-bed community serving Murray State University in Murray, Kentucky;

• Troy Place, a 408-bed community serving Troy State University in Troy, Alabama;

• Martin Place, a 384-bed community serving the University of Tennessee at Martin in Martin, Tennessee;

• Cape Place, a 360-bed community serving Southeast Missouri State University in Cape Girardeau, Missouri;

• Carrollton Place, a 336-bed community serving the State University of West Georgia in Carrollton, Georgia;

• Macon Place, a 336-bed community serving Macon State University in Macon, Georgia; and

• Clemson Place, a 288-bed community serving Clemson University in Clemson, South Carolina.

Subject to the satisfaction of certain conditions set forth in the agreement, the transaction is expected to close in the fourth quarter of 2005. UBS Investment Bank is acting as exclusive financial advisor to the Company in connection with the acquisition. A copy of the Contribution Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

As a condition to the closing of the Contribution Agreement, the Company and Place must execute a lease agreement, pursuant to which Place will lease and continue to manage each of the acquired properties for an initial term of five years. The lease agreement provides for Place to pay the Company base rent of approximately $13,736,000 per year during the initial term. Under the terms of the lease agreement, Place will be required to maintain a letter of credit in the amount of $5,000,000 to secure its obligation to pay rent to the Company during the initial term of the lease. Place also will be required to pay the Company additional rent equal to 41% of the amount by which the gross rental payments received by Place in respect to the acquired properties exceed a base amount that ranges from approximately $23,500,000 during the first year of the lease to approximately $24,500,000 during the fifth year of the lease. The lease agreement provides for three renewal options of five years each, provided that the acquired properties continue to generate net operating income of at least 105% of the annual base rent payable to the Company.

Once executed, the Company may immediately terminate the lease agreement upon certain specified events of default, and it may terminate the lease upon 30-days’ notice if, during a period beginning six months following the commencement of the lease, net operating income from the acquired properties falls below (i) 105% of the annual base rent payable to the Company for eight consecutive quarters, or (ii) 80% of the annual base rent payable to the Company for two consecutive quarters.

The lease agreement provides that the Company may not sell any of the acquired properties for a term of three years and must pay termination fees to Place of (i) $1.5 million if the Company sells the properties during the fourth year of the lease, (ii) $1.0 million if it sells the properties during the fifth year of the lease, and (iii) $500,000 if it sells the properties during the sixth year of the lease, assuming that the lease is renewed following the expiration of the initial term. If the Company sells any one or more, but not all, of the acquired properties during the fourth through sixth year of the lease, the termination fees described above will be pro rated based on the annual base rent attributable to the property or properties sold.

The lease agreement also provides that Place may not develop student housing properties in the markets in which the properties are located during the term of the lease, except for developments located either on-campus or on land owned or controlled by a college or university or by a sponsored affiliate of a college or university, the development or construction of which is the subject of a formal and competitive "request for approval" process.

A copy of the form of lease agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 14, 2005, the Company issued a press release regarding the execution of the Contribution Agreement with Place. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1 Contribution Agreement dated September 14, 2005 by and between Education Realty Operating Partnership, LP, Place Properties, L.P. and Place Mezz Borrower, LLC.

10.1 Form of Lease Agreement between Education Realty Operating Partnership, LP and Place Properties, L.P. or their affiliates.

99.1 Press Release dated September 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Realty Trust, Inc.

September 14, 2005	By:	Paul O. Bower

Name: Paul O. Bower
Title: Chairman, Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

2.1	Contribution Agreement dated September 14, 2005 by and between Education Realty Operating Partnership, LP, Place Properties, L.P. and Place Mezz Borrower, LLC.
10.1	Form of Lease Agreement between Education Realty Operating Partnership, LP and Place Properties, L.P. or their affiliates
99.1	Press Release dated September 14, 2005